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                                                                    EXHIBIT 11.1

ACUSON CORPORATION
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
FOR THE FISCAL PERIOD ENDED APRIL 2, 1994

      In accordance with APB 15, the Company used the modified treasury stock method in computing the first quarter 1994 earnings per share.

      The following is a computation of earnings per share:

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
Number of shares outstanding at April 2, 1994....................    28,507,800
Number of shares assumed to be repurchased (limited to 20%
 of number of shares outstanding)................................     5,701,560
Multiply by market value per common share........................   $     12.50
                                                                    -----------
Cost to repurchase...............................................   $71,269,500
Assumed proceeds to the Company had everyone exercised...........    82,272,043
                                                                    -----------
Excess assumed proceeds available................................    11,002,543
Multiply by average interest rate for the period.................          1.24%
                                                                    -----------
Assumed interest on excess funds.................................       136,432
Less: tax provision..............................................        47,751
                                                                    -----------
Adjustment to net income.........................................        88,681
Add:  net income.................................................     6,584,000
                                                                    -----------
Adjusted net income..............................................   $ 6,672,681
                                                                    ===========
Divided by weighted shares outstanding, including common stock
  equivalents....................................................    29,355,181
Fiscal period earnings per share.................................         $0.23
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